Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-173029 and No. 333-178312) and S-8 (No. 333-101136 and No. 333-117394) of NII Holdings, Inc. of our report dated February 23, 2012 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
February 23, 2012